Exhibit 10.2

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO 364-DAY REVOLVING CREDIT AGREEMENT dated as of May 19, 2006 (the “Third Amendment”), is executed by and among WINMARK CORPORATION, a Minnesota corporation (the “Company”), WINMARK CAPITAL CORPORATION, a Minnesota corporation (“WCC”), WIRTH BUSINESS CREDIT, INC. (formerly known as Winmark Business Solutions, Inc.), a Minnesota corporation (“WBC”), GROW BIZ GAMES, INC., a Minnesota corporation (“Grow-Biz” and, together with the Company, WCC and WBC, the “Loan Parties” and individually and without distinction, a “Loan Party”), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the “Lender”).

RECITALS

A.            The Loan Parties and the Lender are parties to that certain 364-Day Revolving Credit  Agreement dated as of September 30, 2004, as amended by that certain First Amendment to 364-Day Revolving Credit Agreement dated as of August 26, 2005, and that certain Second Amendment to 364-Day Revolving Credit Agreement dated as of March 31, 2006 (as amended, supplemented or modified, the “Credit Agreement”).

B.            The Loan Parties and the Lender wish to amend the Credit Agreement pursuant to the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Loan Parties and the Lender hereby agree as follows:

AGREEMENTS

1.             DEFINITIONS.  Capitalized words and phrases used herein without definition shall have the respective meanings ascribed to such words and phrases in the Credit Agreement.

2.             AMENDMENTS.

2.1.          Amended Definition.  Section 1.1 of the Credit Agreement is hereby amended by amending the existing definition of “Tangible Net Worth” as it appears therein to read in its entirety as follows:

“Tangible Net Worth”:  As of any date of determination, the sum of the amounts set forth on the balance sheet of the Company and the Subsidiaries as total shareholder equity of the Company and the Subsidiaries, plus any Subordinated Debt, plus, until December 31, 2006, the Stock Repurchase Amount, minus the book value of all intangible assets of the Company and the Subsidiaries (including all such items as goodwill, trade names, service marks, copyrights, patents, licenses, deferred items, unamortized debt discount, prepaid expenses and any other items deemed intangible by the Lender), minus Investments in non-public companies net of cash dividends received in respect of such Investments.

2.2.          New Definitions.  Section 1.1 of the Credit Agreement is hereby amended by adding thereto in the proper alphabetical order the following definitions:

“Stock Repurchase”:  The repurchase by the Company from Rush River Group, LLC of 420,000 shares of the Company’s common stock in accordance with the Company’s stock repurchase plan and as approved unanimously by the independent directors of the Company’s board of directors and audit committee.

“Stock Repurchase Amount”:  The amount paid by the Company for the Stock Repurchase, which amount shall not exceed $9,891,000.

3.             CONDITIONS PRECEDENT.  This Third Amendment shall become effective as of the date above first written after receipt by the Lender of, or compliance by the Loan Parties with, the following:

3.1.          Third Amendment.  This Third Amendment duly executed by each Loan Party.

3.2.          Authorization Documents.  (a) For each Loan Party, resolutions of its board of directors (or similar governing body) approving and authorizing each Loan Party’s execution, delivery and performance of this Third Amendment and the related Loan Documents to which it is a party and the transactions contemplated hereby, and (b) for the Company, in addition to the resolutions required pursuant to Section 3.2(a), resolutions of the Company’s independent directors of the board of directors and audit committee approving unanimously and otherwise authorizing the Stock Repurchase, and the entire board of directors confirming that (i) the steps necessary to qualify the Stock Repurchase as exempt from the provisions of Section 16(b) of the Exchange Act have been taken, (ii) all material facts regarding the Stock Repurchase have been disclosed to the Company’s board of directors and audit committee, and (iii) the Company’s board of directors and audit committee are unaware of any omissions of material facts that would make the statements made with respect to the Stock Repurchase misleading under the circumstances.

3.3.          Other Conditions.  The Loan Parties shall have satisfied such other conditions as specified by the Lender, including the delivery of such other documents, certificates and resolutions as the Lender may request.

4.             CONDITION SUBSEQUENT.  In connection with distribution of the proceeds of the Loan which will be used to consummate the Stock Repurchase, the Company shall deliver to the Lender, as a condition to the making of such Loan and in accordance with Section 12.2.2 of the Credit Agreement, a certificate executed by an officer of the Company on behalf of the

Company, certifying as to, after giving effect to the Stock Repurchase, (i) the matters set forth in Section 12.2.1 of the Credit Agreement, (ii) the Company’s compliance with Section 10.4 of the Credit Agreement, and (iii) that the Stock Repurchase does not violate any federal or state securities laws.

5.             CONSENT.

5.1.          Stock Repurchase.  Subject to the terms of this Third Amendment,  including the conditions precedent set forth in Section 3 hereof and the conditions subsequent set forth in Section 4 hereof, the Lender hereby consents to the Stock Repurchase and agrees with the Company that, notwithstanding anything to the contrary in Section 11.7 of the Credit Agreement, the Company may consummate the Stock Repurchase.

5.2.          Limited Consent.  Each Loan Party agrees that the consent set forth in Section 5.1 hereof shall be limited to the precise meaning of the words as written therein and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Documents, or (b) to prejudice any right or remedy that the Lender may now have or may in the future have under or in connection with the Loan Documents.  Each Loan Party acknowledges and agrees that the consent and amendments set forth herein are provided by the Lender as an accommodation to the Loan Parties.  The provisions of this Third Amendment, including Section 5.1 hereof, shall not be deemed to be a course of action upon which any Loan Party may rely in the future, and each Loan Party hereby expressly waives any claim to such effect.

6.             REPRESENTATIONS AND WARRANTIES.  Each Loan Party hereby certifies, represents and warrants to the Lender on the date hereof after giving effect to this Third Amendment that:

6.1.          Authorization.  Each Loan Party is duly authorized to execute and deliver this Third Amendment and each other Loan Document executed by such Loan Party in connection herewith (the “Amendment Documents”), and is and will continue to be duly authorized to borrow monies under the Credit Agreement and to perform its obligations under the Credit Agreement and each other Loan Document.

6.2.          No Conflicts; No Consent.  The execution and delivery of this Third Amendment and the performance by any Loan Party of its obligations hereunder and the Amendment Documents to which it is a party do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of law,  (ii) the charter, by-laws or other organizational documents of such Loan Party, or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon such Loan Party or any of its properties, or (c) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party (other than Liens in favor of the Lender created pursuant to the Collateral Documents).

6.3.          Validity and Binding Effect.  Each of the Third Amendment and each Amendment Document is a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

6.4.          Compliance with Credit Agreement.  The representation and warranties set forth in Section 9 of the Credit Agreement are true and correct with the same effect as if such representations and warranties had been made on the date hereof, with the exception that all references to the financial statements shall mean the financial statements most recently delivered to the Lender and except for such changes as are specifically permitted under the Credit Agreement.

6.5.          No Event of Default.  No Unmatured Event of Default or Event of Default has occurred and is continuing.

6.6.          Stock Repurchase.  No Loan Party has grounds to believe that the Stock Repurchase is in violation of any federal or state securities laws, and no Loan Party has provided any information to the Lender to such effect.

7.             AFFIRMATION OF CREDIT AGREEMENT; FURTHER REFERENCES; AFFIRMATION OF SECURITY INTEREST.  The Lender and each Loan Party each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect.  All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Third Amendment.  Each Loan Party confirms to the Lender that the Obligations are and continue to be secured by the security interest granted by the Loan Parties in favor of the Lender under the Collateral Documents, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Company or any other Loan Party under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by each Loan Party.

8.             GENERAL.

8.1.          Governing Law; Severability.  This Third Amendment and each Amendment Document shall be a contract made under and governed by the internal laws of the State of Minnesota applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.  The provisions of Section 15.17 and 15.18 of the Credit Agreement are hereby incorporated herein by reference.  Wherever possible each provision of this Third Amendment and each Amendment Document shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Third Amendment or any Amendment

Document shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Third Amendment or such Amendment Document.

8.2.          Successors and Assigns.  This Third Amendment shall be binding upon each Loan Party, the Lender, and their respective successors and assigns, and shall inure to the benefit of each Loan Party and the Lender, and the successors and assigns of the Lender.

8.3.          Expenses.  The Loan Parties, jointly and severally, shall pay all reasonable costs and expenses in connection with the preparation of this Third Amendment and the Amendment Documents including, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of the Lender or any affiliate or parent of the Lender.  The Loan Parties shall pay any and all stamp and other taxes, UCC search fees, filing fees and other reasonable costs and expenses in connection with the execution and delivery of this Third Amendment and the Amendment Documents, and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.

8.4.          Counterparts.  This Third Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement.

[The next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date first above written.

WINMARK CORPORATION,
a Minnesota corporation

By:	/s/ Brett D. Heffes
Name: Brett D. Heffes
Title: Chief Financial Officer and Treasurer

WIRTH BUSINESS CREDIT, INC.,
formerly known as Winmark Business Solutions, Inc., a Minnesota corporation

By:	/s/ Brett D. Heffes
Name: Brett D. Heffes
Title: Chief Financial Officer and Treasurer

WINMARK CAPITAL CORPORATION,
a Minnesota corporation

By:	/s/ Brett D. Heffes
Name: Brett D. Heffes
Title: Chief Financial Officer and Treasurer

GROW BIZ GAMES, INC.,
a Minnesota corporation

By:	/s/ Mark T. Hooley
Name: Mark T. Hooley
Title: Vice President and General Counsel

LASALLE BANK NATIONAL ASSOCIATION,
a national banking association

By:	/s/ Peter N. Pricco
Name:	Peter N. Pricco
Title:	Vice President